UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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TESLA, INC.

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The following letter is being mailed to stockholders of Tesla, Inc. on March 2, 2018.

Forward-Looking Statements

Certain statements in this letter, including statements regarding future Tesla leadership, are forward-looking statements that are subject to risks and uncertainties. These forward-looking statements are based on management’s current expectations. Various important factors could cause actual results to differ materially, including risks identified in our SEC filings. Tesla disclaims any obligation to update this information.

The Special Meeting of Stockholders to consider and approve Elon’s CEO Performance Award is scheduled for March 21st. Under the Award, Elon’s compensation will be 100% at-risk, which ensures that he will be compensated only if Tesla and all of its stockholders do extraordinarily well.

The Award will ensure Elon’s active leadership and strategic vision over the long-term. Since Elon’s last award in 2012, Tesla’s market capitalization has grown 17x. The Board believes that the Award will continue to incentivize and motivate Elon to lead Tesla over the long-term, particularly in light of his other business interests.

Stockholders have the opportunity to help determine Tesla’s future. Please vote by telephone, via the Internet, or by signing, dating and returning the enclosed proxy card in the postage-paid envelope provided to ensure that your shares are represented.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE CEO

PERFORMANCE AWARD.

If you have questions about voting your Tesla shares, please contact Innisfree,

which is assisting Tesla in connection with the vote:

Toll-free: 877.456.3463

Stockholders outside the United States: + 1 412.232.3651